UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2018

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On October 8, 2018, Amphenol Technologies Holding GmbH (the “Company”), a wholly-owned subsidiary of Amphenol Corporation (“Amphenol”), issued and sold €500,000,000 aggregate principal amount of its 2.000% Senior Notes due 2028 (the “Notes”).  The Notes were sold to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the U.S. Securities Act of 1993 pursuant to a purchase agreement, dated October 1, 2018, among the Company,  Amphenol and the initial purchasers party thereto. The Notes are guaranteed (the “Guarantee”) on a senior unsecured basis by Amphenol.

The Notes were sold at a price of 99.498% of their face value and the Company received net proceeds of approximately €493.2 million from the offering after deducting the initial purchaser discounts and estimated offering expenses.  The net proceeds of this offering are expected to be used to repay outstanding debt, which is expected to include amounts outstanding under Amphenol’s U.S. and the Company’s euro commercial paper programs. Any remaining proceeds will be used for general corporate purposes.

The Notes were issued pursuant to an indenture dated as of October 8, 2018 (the “Indenture”) among the Company, Amphenol and The Bank of New York Mellon, as trustee.  The Indenture contains certain covenants and events of default and other customary provisions.

The Notes bear interest at a rate of 2.000% per year.  Interest on the Notes is payable annually on October 8, beginning on October 8, 2019, to holders of Notes at the close of business on the business day immediately preceding the applicable interest payment date.  The Notes will mature on October 8, 2028. Prior to July 8, 2028 (three months prior to the maturity date of the Notes), the Company may redeem, at its option, some or all of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after July 8, 2028, the Company may redeem, at its option, the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are the Company’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Guarantee is a senior unsecured obligation of Amphenol and ranks equally in right of payment with all of Amphenol’s existing and future unsecured and unsubordinated indebtedness.

The above descriptions of the Indenture, the Notes and the Guarantee are qualified in their entirety by reference to the Indenture and the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Indenture, the Notes and the Guarantee described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Indenture, dated as of October 8, 2018, among Amphenol Technologies Holding GmbH, Amphenol Corporation and The Bank of New York Mellon, as trustee

Exhibit 4.2	Form of Global Note

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 8, 2018, among Amphenol Technologies Holding GmbH, Amphenol Corporation and The Bank of New York Mellon, as trustee

4.2	Form of Global Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: October 9, 2018